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Exhibit 23(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of our report dated February 1, 2003, with respect to the consolidated financial statements and schedule of LESCO, Inc. as of December 31, 2002 and for the year then ended included in this Annual Report (Form 10-K) for the year ended December 31, 2004:

Registration Statement (Form S-8 No. 333-49884) pertaining to The LESCO, Inc. 2000 Broad Based Stock Option Plan and The LESCO, Inc. 2000 Stock Incentive Plan;

Registration Statement (Form S-8 No. 333-33292) pertaining to the Stock Option Agreement between LESCO, Inc. and Janet M. Cannon, the Stock Option Agreement between LESCO, Inc. and David A. Hanni, the Stock Option Agreement between LESCO, Inc. and Robert S. Kilbourne, the Stock Option Agreement between LESCO, Inc. and Mark S. Klingbeil, the Stock Option Agreement between LESCO, Inc. and
R. Gary Lambdin;

Registration Statement (Form S-8 No. 333-92961) pertaining to the Stock Option Agreement between LESCO, Inc. and several present and former employees;

Registration Statement (Form S-8 No. 333-38118) pertaining to the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust;

Registration Statement (Form S-8 No. 333-22685) pertaining to the LESCO, Inc. 1998 Stock Option Plan and Stock Bonus Plan;

Registration Statement (Form S-8 No. 333-82490) pertaining to the LESCO, Inc. 1992 Stock Incentive Plan and the Employment Agreement by and between LESCO, Inc. and William A. Foley;

Registration Statement (Form S-8, No. 333-103637) pertaining to the Stock Option Agreement between LESCO, Inc. and Susan Chiancone, the Stock Option Agreement between LESCO, Inc. and Kevin Gill, the Stock Option Agreement between LESCO, Inc. and Meredith Guyot, the Stock Option Agreement between LESCO, Inc. and Kevin Wade.

Registration Statement (Form S-8, No. 333-115933) pertaining to the Stock Option Agreement between Lesco, Inc. and Brett Barthel, the Stock Option Agreement between Lesco, Inc. and Farrukh Humayan, the Stock Option Agreement between Lesco, Inc. and Kathleen M. Minahan, the Stock Option Agreement between Lesco, Inc. and Michael A Weisbarth.


                                                           /s/ Ernst & Young LLP

Cleveland, Ohio
March 16, 2005